UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 14, 2006

CARVER BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-21487	13-3904147
(State or Other Jurisdiction of Incorporation )	(Commission File Number)	(IRS Employer Identification No.)

75 West 125th Street, New York, NY 10027-4512
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 876-4747

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐Written communications pursuant to Rule425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEMS 1 THROUGH 5.01 AND 5.03 THROUGH 9. NOT APPLICABLE.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e)  On December 14, 2006, the Board of Directors of Carver Bancorp, Inc., approved the Performance Compensation Plan of Carver Bancorp, Inc. (the “Plan”).

The Plan was adopted to promote the growth and profitability of Carver Bancorp, Inc. (the “Company”) and any of its respective affiliates (collectively referred to as the “Employer”) to provide certain key officers of the Employer with an incentive to achieve business objectives, and to attract and retain individuals of outstanding competence.

For each fiscal year of the Company (the “Plan Year”), beginning with the fiscal year beginning on April 1, 2005 and ending on March 31, 2006, the Compensation Committee of the Company will designate certain officers or employees of the Company (“Eligible Employee”) who may be eligible for a payment under the Plan (“Incentive Payment”). An individual who is an Eligible Employee for a Plan Year or Plan Years may be excluded from participation in subsequent years at the discretion of the Compensation Committee.

The Compensation Committee will determine whether a payment will be awarded to any Eligible Employee in any Plan Year and held in a memorandum account for the benefit of the Eligible Employee. No interest or accruals, of any kind, will be paid or credited to the account.

The Incentive Payment will vest at 20% a year on the date specified by the Compensation Committee. If the Eligible Employee is terminated, there will be no further increase in the Eligible Employee’s vesting percentage and any portion that is not vested will be forfeited. However, the Eligible Employee’s account will become fully vested at (1) the effective time of a change in control and (2) termination of employment due to death or disability. The Compensation Committee may accelerate vesting at any time.

If the Eligible Employee is terminated due to death, disability or a change in control, the vested account balance will be paid to the Eligible Employee within 30 days following the termination date. Notwithstanding anything to the contrary, all vested portions will be paid in cash, subject to applicable withholding taxes as soon as practicable following the vesting date but in no event later than the 15th day of the third month of the year immediately following the Plan Year.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARVER BANCORP, INC.

By:	/s/ Deborah C. Wright

Deborah C. Wright Chairman & Chief Executive Officer

Dated: December 19, 2006